UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

SCHEDULE 14A
 PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934 (Amendment No.   )

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☐	Soliciting Material Pursuant to § 240.14a-12

Therma-Wave, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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THERMA-WAVE, INC.

1250 Reliance Way
Fremont, California 94539

July 18, 2005

To our stockholders:

          You are cordially invited to the 2005 Annual Meeting of Stockholders for Therma-Wave, Inc.

Date:	August 18, 2005

Time:	11:00 a.m., Pacific Daylight Saving Time

Place:	1250 Reliance Way, Fremont, California 94539

At the annual meeting, you will have the opportunity to vote to:

•	elect three directors; and

•

approve an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares of common stock that may be issued under the plan by 1,000,000 shares from 2,500,000 shares (of which only approximately 300,000 shares are still available for issuance) to a total of 3,500,000 shares.

          In addition to the formal items of business, Therma-Wave will review the major developments of fiscal 2005 and answer questions that you may have about the company and our activities.

          The proxy statement is a critical element of our corporate governance process.  Its purpose is to answer your questions and give you important information regarding our board of directors and senior management.  It includes discussions of proposals that require your vote and it contains information describing Therma-Wave’s corporate governance practices.

          Over the past year, Therma-Wave’s board of directors and management team have continued to enhance our corporate governance practices.  We will implement further changes as new rules are adopted and as we think appropriate.  We hope you will take some time to review our corporate governance practices, which are described in the proxy statement.

          This letter is your notice of the annual meeting and is being sent to stockholders of record as of the close of business on June 17, 2005, who are the only holders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

          IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, EVEN IF YOU PLAN TO ATTEND THE MEETING.  VOTING IN ADVANCE BY MAIL WILL NOT STOP YOU FROM VOTING IN PERSON AT THE MEETING, BUT IT WILL HELP TO ASSURE A QUORUM AND AVOID ADDED COSTS.  IF YOU DO ATTEND THE MEETING, YOU MAY PERSONALLY VOTE, WHICH WILL REVOKE YOUR SIGNED PROXY. YOU MAY ALSO REVOKE YOUR PROXY AT ANY TIME BEFORE THE MEETING BY FOLLOWING THE INSTRUCTIONS IN THE PROXY STATEMENT.

          We look forward to seeing you at the meeting.

Sincerely,

JOSEPH PASSARELLO
Senior Vice President, Chief Financial Officer and Assistant Secretary

2

PROXY STATEMENT FOR THE THERMA-WAVE, INC.
2005 ANNUAL MEETING OF STOCKHOLDERS

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PROXY STATEMENT FOR THE
THERMA-WAVE, INC.
2005 ANNUAL MEETING OF STOCKHOLDERS

INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

About This Proxy Statement

          You have been sent this proxy statement and the enclosed proxy card because Therma-Wave’s board of directors is soliciting your proxy to vote at the 2005 Annual Meeting of Stockholders.  This proxy statement summarizes the information that you will need in order to vote at the annual meeting.  However, you need not attend the annual meeting in order to vote your shares. You may instead simply complete, sign and return the enclosed proxy card to register your vote.

          This proxy statement and the enclosed proxy card were mailed on or about July 18, 2005 to all stockholders who owned Therma-Wave common stock at the close of business on June 17, 2005, who are the only stockholders entitled to vote at the annual meeting.  For ten days prior to the annual meeting, a list of Therma-Wave’s stockholders will be open for examination at Therma-Wave’s headquarters by any stockholder for any reason relating to the meeting.  As of the record date, there were 36,240,566 shares of Therma-Wave common stock outstanding.

Number of Votes

          Each share of Therma-Wave common stock you own entitles you to one vote on each proposal at the annual meeting.

The Quorum Requirement

          At the annual meeting, an inspector of elections will determine whether there is a quorum present. A quorum is required to conduct any business at the annual meeting. For a quorum to be present, the holders of a majority of the outstanding shares of common stock must be present in person or by proxy.  If you mark your proxy card “abstain,” or if your proxy vote is held in street name by your broker and it is not voted on all proposals, your proxy vote will nonetheless be counted as present for purposes of determining a quorum.

Voting by Proxy

          Whether or not you plan to attend the annual meeting, please complete, sign, date and return the enclosed proxy card in the envelope provided.  Returning the proxy card will not affect your right to attend the annual meeting and vote.

          If you fill out your proxy card properly and return it in time to vote, your shares will be voted as you have directed.  If you sign the proxy card but do not make any specific indications of how you wish to vote, a proxy representative will vote your shares:

•	“FOR” the election of the three nominees for Class III directors; and

•

“FOR” the approval of an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares of common stock that may be issued under the plan by 1,000,000 shares from 2,500,000 shares (of which only approximately 300,000 shares are still available for issuance) to a total of 3,500,000 shares.

          If any other matter is presented at the annual meeting, your shares will be voted in accordance with the proxy representatives’ best judgment. Presently, the company knows of no matters to be addressed at the annual meeting beyond those described in this proxy statement.

Revoking Your Proxy

          If you give a proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in the following ways:

•	You may send in another proxy with a later date.

•	You may notify Therma-Wave’s Secretary in writing before the annual meeting.

•	You may attend the meeting and vote in person.

Voting in Person

          If you plan to attend the annual meeting and vote in person, you will be given a ballot when you arrive. However, if your shares are held in the name of your broker, bank, or other nominee, you must bring an account statement or letter from the nominee indicating that you are the beneficial owner of the shares on June 17, 2005, the record date for voting.

Approving the Proposals

          At the annual meeting, the three nominees for director receiving the greatest number of votes cast in person or by proxy will be elected. If you are present and do not vote, or if you send in your proxy marked “withheld,” your vote will have no impact on the election of those directors as to whom you have withheld votes.

The Effect of Broker Non-Votes

          Under the rules of the Nasdaq National Market, if your broker holds your shares in its name, your broker will be entitled to vote your shares on the proposals even if it does not receive instructions from you.  If your broker does not vote your shares, these “broker non-votes” will not be counted as voting either for or against the director nominees.

Submission of Stockholder Proposals

          Proposals of stockholders that are intended to be included in our proxy statement and proxy card relating to our 2006 annual meeting of stockholders, including nominations for directors, must be received by us prior to March 17, 2006.  In addition, according to the terms of our bylaws, any nominations for director at next year’s annual meeting should be officially submitted to the company between May 25, 2006 and June 24, 2006.  Also according to our bylaws, any other proposals to be voted on at the 2006 annual meeting need to be submitted to the company between 60 and 90 days prior to the date of our 2006 annual meeting.  Any proposals or director nominations that are received in accordance with our bylaws but are not included in the proxy statement for the 2006 annual meeting may be voted on by the proxy holders at that meeting in their discretion.

          All proposals should be submitted by certified mail, return receipt requested.  A stockholder wishing to present a nomination for election of a director or to bring any other matter before an annual meeting of stockholders should request a copy of our bylaws from our Secretary in order to conform to the requirements set forth in those bylaws.

The Cost of Soliciting Proxies

          Therma-Wave will pay all of the costs of soliciting these proxies.  In addition to mailing proxy solicitation material, Therma-Wave’s directors and employees may also solicit proxies in person, by telephone or by other electronic means of communication.  Therma-Wave will not compensate these directors and employees additionally for this solicitation, but Therma-Wave may reimburse them for any out-of-pocket expenses that they incur in the process of soliciting the proxies.  Therma-Wave will arrange for brokers and other custodians, nominees and fiduciaries to forward the solicitation materials to their principals, and Therma-Wave will reimburse them for any out-of-pocket expenses that they reasonably incur in the process of forwarding the materials.

ELECTION OF DIRECTORS

          Therma-Wave’s board of directors oversees the business and other affairs of Therma-Wave and monitors the performance of management. In accordance with corporate governance principles, non-employee members of the board do not involve themselves in the day-to-day operations of Therma-Wave. Board members keep themselves informed through discussions with the President and Chief Executive Officer, other key executives and the company’s principal external advisors (such as legal counsel, independent public accountants, investment bankers and other consultants), by reading reports and other materials that are sent to them and by participating in board meetings.

          Board members are divided into three classes.  The term of service for each class expires in a different year, with each director serving a term of three years, or until a successor is elected.  The term of our Class III directors expires at this year’s annual meeting. The term of our Class I directors will expire at our annual meeting in 2006 and the term of our Class II directors will expire at our annual meeting in 2007.  As of July 18, 2005, eight individuals were serving on the board.  Our bylaws set the size of our board at nine directors so there is currently a vacancy on our board.  Nonetheless, the proxy you give to the company for the 2005 annual meeting cannot be voted for more than three directors.

          The board’s nominating and corporate governance committee has nominated Messrs. Aspnes, D’Errico and Der Torossian as Class III directors to be elected at the annual meeting.   Certain information regarding these nominees and each of the other directors is set forth below.  If you elect them, Messrs. Aspnes, D’Errico and Der Torossian will hold office until the annual meeting in 2008 or until their successors have been duly elected and qualified.  The company knows of no reason why any of these nominees may be unable to serve as a director.  If a nominee is unable to serve, your proxy may vote for another nominee proposed by the board.  If any director resigns, dies or is otherwise unable to serve out a complete term, or the board increases the number of directors, the board may fill the vacancy through a majority vote of those serving at that time.  All three of these nominees were originally recommended to our nominating and corporate governance committee by current board members.

           The following directors are nominated for election this year:

Name of Director	Class	Age	Positions Held

Papken S. Der Torossian Chairman of the Board	III	66	With Therma-Wave:
			•	Chairman of the Board and Director since 2003.

With Others:
			•	Chairman of the Board and Chief Executive Officer of Silicon Valley Group, Inc. from 1986 to 2001.

			•	Director of ParkerVision, Inc. and several privately-held companies.

David E. Aspnes Director	III	66	With Therma-Wave:
			•	Director since 2001.

			•	Currently serving as secretary of the nominating and corporate governance committee and as a member of the compensation committee.

With Others:
			•	Professor of Physics, North Carolina State University since 1992; Distinguished University Professor of Physics since 1999.

			•	Director of Aspnes Associates, Inc. since 1994.

John D’Errico Director	III	62	With Therma-Wave:
			•	Director since 2001.

			•	Currently serving as chairman of the nominating and corporate governance committees and as a member of the audit committee.

With Others:
			•	With LSI Logic Corporation since 1991, currently as Executive Vice President, Storage and Communication Components.

          The following directors are not up for election this year and will continue to serve until their terms expire:

Name of Director	Class	Age	Positions Held

G. Leonard Baker, Jr. Director	I	62	With Therma-Wave:
			•	Director since 1997.

			•	Currently serving as chairman of the compensation committee and as a member of the audit and nominating and corporate governance committees.

With Others:
			•	Managing Director and General Partner of Sutter Hill Ventures since 1974.

			•	Director of Praecis Pharmaceuticals, Inc., Corcept Therapeutics, Incorporated and several privately-held companies.

Peter R. Hanley Director	II	66	With Therma-Wave:
			•	Director since 2004.

			•	Currently serving as a member of the compensation and nominating and corporate governance committees.

With Others:
			•	President Emeritus of Novellus Systems, Inc. since 2004.

			•	President of Novellus Systems from 2001 to 2004.

			•	Executive Vice President of Sales of Novellus Systems from 1992 to 2001.

Boris Lipkin President, Chief Executive Officer and Director	I	57	With Therma-Wave:
			•	President, Chief Executive Officer and Director since 2003.

With Others:
			•	Senior Vice President of ASML Holding, N.V. and President of the Track Division of ASML from 2000 to 2002.

			•	With Silicon Valley Group, Inc. from 1995 to 2000, most recently as Division President.

Name of Director	Class	Age	Positions Held

Nam P. Suh Director	II	69	With Therma-Wave:
			•	Director since 2004.

			•	Currently serving as a member of the compensation and nominating and corporate governance committees.

With Others:
			•	Cross Professor of Mechanical Engineering at the Massachusetts Institute of Technology since 1970.

			•	Director of the Cross Center for Complex Systems (formerly the Manufacturing Institute) at MIT since 1989.

			•	Director of Integrated Circuit Systems, Inc. and ParkerVision, Inc. along with several other privately-held companies.

Lawrence Tomlinson Director	II	64	With Therma-Wave:
			•	Director since 2004.

			•	Currently serving as chairman of the audit committee and as a member of the nominating and corporate governance committee.

With Others:
			•	With Hewlett Packard from 1993 to 2003, most recently as Senior Vice President and Treasurer.

			•	Director of Coheret, Inc. and SalesForce.com, Inc.

          The board of directors recommends a vote FOR the election of Messrs. Aspnes, D’Errico and Der Torossian as Class III directors.

AMENDMENT TO 2000 EMPLOYEE STOCK PURCHASE PLAN

          The board has approved an amendment to our 2000 Employee Stock Purchase Plan, which we refer to throughout this proxy statement as the ESPP, to increase the number of shares of our common stock available to be purchased by our employees.  The increase would allow for the ESPP to continue in operation  for at least the next two years.  As of July 1, 2005, only approximately 300,000 shares of common stock are available for issuance under the ESPP.  This is not enough shares to allow us to continue the ESPP for another year.  We expect to issue approximately 128,000 shares in each of the four purchase periods next year.

Shares Authorized for Issuance Under All of Our Equity Compensation Plans

          The following table summarizes the total shares of our common stock that may be received by holders upon the exercise of currently outstanding options, the weighted average exercise price of those outstanding options and the number of shares of our common stock that are still available for future issuance under our equity compensation plans after considering the stock options currently outstanding as of March 31, 2005. All of the options described below have been or can be issued pursuant to our 1997 Stock Purchase and Option Plan, our 1997 Employee Stock Purchase and Option Plan, our 1997 Special Employee Stock Purchase and Option Plan, our 2000 Equity Incentive Plan and our 2000 Employee Stock Purchase Plan as of March 31, 2005. All of these plans have been approved by our stockholders.

Plan Category:	Number of shares to be issued under exercise of outstanding stock options		Weighted average exercise price of outstanding stock options		Number of shares remaining available for future issuance

Equity compensation plans approved by stockholders
Stock option plans	6,171,596		$3.66		1,847,788	(1)
Employee Stock Purchase Plan		(2)		(2)	429,852

Total					2,277,640

(1) The number of shares available for issuance under our 2000 Equity Incentive Plan increases each year by one percent of the total shares of our outstanding common stock pursuant to the terms of the plan.

(2) The number of securities to be issued upon the exercise of outstanding options and the weighted average exercise price of outstanding options under our 2000 Employee Stock Purchase Plan cannot be determined prior to the actual purchase dates under the plan.

General Description of the 2000 Employee Stock Purchase Plan

          Our ESPP is intended to provide employees of Therma-Wave and its subsidiaries an opportunity to purchase shares of our common stock at a discount on its current market price.  Currently, the maximum number of shares which may be issued under the ESPP, subject to adjustment upon changes in capitalization of the company, may not exceed an aggregate of 2,500,000 shares.  As of July 1,  2005, approximately 2,200,000 shares of common stock have been issued under the ESPP, leaving approximately 300,000 shares of stock available for future purchases.  This is not enough shares to allow us to continue the ESPP for another year.  We expect to issue approximately 128,000 shares in each of the four purchase periods next year.

          On February 4, 2005, the board of directors approved an amendment to the ESPP to increase the number of shares available under the ESPP to be issued to our employees from 2,500,000 shares to 3,500,000 shares.  Under the terms of the ESPP, in order for the board of directors’ amendment to be effective, it must be approved by our stockholders. The full text of the proposed amendment is attached to this proxy statement as Appendix A.  Stockholders are urged to read the proposed amendment in its entirety.

          The following table shows the participation in the ESPP of the company’s named executive officers individually, all executive officers as a group, all directors or director nominees as a group (excluding executive officers), and all employees as a group (excluding executive officers) during the last fiscal year:

	2000 Employee Stock Purchase Plan

Name and Position	Dollar Value	Number of Shares

Boris Lipkin, President, Chief Executive Officer and Director	$9,399	3,000
L. Ray Christie, Senior Vice President, Chief Financial Officer and Secretary	9,498	3,000
Jon Opsal, Senior Vice President, Chief Technology Officer	9,498	3,000
Brian Renner, Senior Director of U.S. Sales	1,394	2,079
Ying Shiau, Vice President and General Manager, Asia Pacific Region	0	0
Executive Officers as a Group (12 persons, including the five named executives)	43,701	20,647
Non-Employee Directors and Director Nominees as a Group	0	0
Non-Executive Officer Employees as a Group	$1,688,979	620,117

Who is eligible to participate in the ESPP?

          Any current employee of ours who is customarily employed for at least twenty hours per week and more than five months in a calendar year is eligible to participate in the ESPP.  However, no employee can participate in the ESPP if he or she directly or indirectly owns and/or holds outstanding options to purchase five percent or more of our stock or if the employee has already purchased $25,000 in fair market value of the stock in the calendar year in which the employee is participating.  As of June 17, 2005, approximately 352 employees are eligible to participate in the ESPP.

How is the ESPP implemented?

          The ESPP is being implemented by a series of offerings of the common stock of 24 months duration, each of which is called an offering period.  Each offering period begins on the first day of April, July, October and January of each year.  The board of directors has the power to change the duration and/or the frequency of future offering periods upon five days of prior notice.

          Each offering period consists of eight consecutive three-month periods, each of which is called a purchase period.  A purchase period commencing on April 1 ends on the next June 30.  A purchase period commencing on July 1 ends on the next September 30.  A purchase period commencing on October 1 ends on the next December 31.  A purchase period commencing on January 1 ends on the next March 31.  The board of directors has the power to change the duration and/or frequency of future purchase periods upon five days of prior notice.

          Each participant contributes money to an account established under the ESPP by way of payroll deductions or lump sum cash payments.  On the last day of each purchase period, participants automatically purchase as many shares as possible, given the participant’s accumulated contributions and the price of the company’s stock.

What is the maximum number of shares that a participant may purchase under the ESPP?

          No one may be granted the right to purchase more than 600 shares of common stock in any three-month purchase period.

What is the price of the stock purchased under the ESPP?

          The price of stock purchased during an offering period is equal to 85% of the lower of the closing price per share of our common stock on the first business day of the offering period or the last business day of each purchase period or the nearest prior business day on which trading occurred on the Nasdaq National Market.

What is the term of the ESPP?

          The ESPP became effective on February 4, 2000 and shall continue for a term of ten years unless terminated earlier by the board of directors.

What happens to the rights to purchase shares granted under the ESPP if Therma-Wave merges with another company?

          The ESPP provides that in the event of a merger of Therma-Wave with or into another corporation, or upon a sale of substantially all of our assets, each participant’s right to purchase our stock on the last day of each purchase period will be assumed or an equivalent right to purchase stock in the successor corporation will be substituted.  If the outstanding rights to purchase stock are not assumed or substituted for by the successor corporation, each purchase period and offering period then in progress will terminate at a date to be set on or prior to the consummation of the transaction.  The board shall notify each participant in writing at least 10 days prior to this date that his or her right to purchase stock will be automatically exercised on this date unless prior to such date he or she has withdrawn from the ESPP.

What are the federal tax consequences of rights to purchase stock granted under the ESPP?

          Generally, there are no federal income tax consequences to an employee of either becoming a participant under the ESPP or purchasing shares.  The federal income tax consequences of disposing of shares vary depending on the period the shares are held.

          The company is generally entitled to a deduction equal to the amount of ordinary income recognized by the participant in a disqualifying disposition, subject to the deduction limit under Section 162(m) of the Internal Revenue Code (limiting the deductibility of compensation to certain executive officers), if applicable.

Where can I find a copy of the entire ESPP?

          The summary we have included of the ESPP is qualified in its entirety by reference to the amended and restated ESPP, which is filed as an exhibit to our Annual Report on Form 10-K for the year ended April 2, 2000, and is incorporated into this proxy statement by reference, and amendments to the ESPP filed as exhibits to our Annual Report on Form 10-K for the year ended April 1, 2001, our Quarterly Report on Form 10-Q for the quarter ended September 29, 2002, our Annual Report on Form 10-K for the year ended March 30, 2003 and our Annual Report on Form 10-K for the year ended April 3, 2005, all of which are incorporated into this proxy statement by reference.

How is the ESPP amended?

          The ESPP may be amended, suspended or terminated by the board at any time.  Amendments may also require stockholder approval according to the law and Nasdaq National Market regulations.  No amendment or termination of the ESPP will effect the rights of any person who has received rights to purchase stock under the ESPP unless agreed to by the person who has received those rights.

          This proposal, if approved, would increase the number of shares of common stock available to be issued under the ESPP. There are currently 2,500,000 shares of our common stock authorized for issuance under the ESPP.  As of July 1,  2005, approximately 2,200,000 shares of common stock have been issued under the ESPP, leaving only approximately 300,000 shares of stock available for future purchases.  This is not enough shares to allow us to continue the ESPP for another year.  We expect to issue approximately 128,000 shares in each of the four purchase periods next year.

          Approval of this proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock represented at and entitled to vote at the meeting.

          We believe that the ESPP should be amended to increase the number of shares authorized for issuance in order to be able to continue to provide valuable employees the opportunity to purchase our common stock.  The continued ability to allow employees to participate in the ESPP would provide us with a valuable tool to help attract new employees. In addition, an expanded stock pool available under the ESPP will enable us to provide additional incentives to those employees who have been responsible for our development and financial success and who will help us meet our goals in the future.

          Your ratification of the board of directors’ amendment to the ESPP will enable us to continue our strategy of using stock incentives to secure and retain employees of outstanding ability both now and in the future.  The attraction and retention of these individuals is vital to the success of our business.

          The board of directors recommends a vote FOR approval of the amendment to the 2000 Employee Stock Purchase Plan to increase the number of shares authorized for issuance.

CORPORATE GOVERNANCE PRINCIPLES AND BOARD MATTERS

Corporate Governance Philosophy

          The board of directors believes that adherence to sound corporate governance policies and practices is important in ensuring that Therma-Wave is governed and managed with the highest standards of responsibility, ethics and integrity and in the best interests of our stockholders.

          Therma-Wave’s business affairs are conducted under the direction of the board in accordance with the Delaware General Corporation Law as implemented by our certificate of incorporation and bylaws.  The role of the board of directors is to effectively govern the affairs of the company for the benefit of our stockholders and, to the extent appropriate under Delaware law, other constituencies, which include our employees, customers and the communities in which we do business.  The board strives to ensure the success and continuity of our business through the selection of a qualified management team.  It is also responsible for ensuring that Therma-Wave’s activities are conducted in a responsible and ethical manner.

Code of Ethics

          Our board has adopted a Code of Ethics that is applicable to all of our employees worldwide, including all of our directors, our Chief Executive Officer and our Chief Financial Officer.  Our Code of Ethics, which satisfies the requirements of applicable Securities and Exchange Commission rules, contains written standards that are designed to deter wrongdoing and to promote honest and ethical conduct, including the ethical handling of actual or apparent conflicts of interest; full, fair, accurate, timely and understandable public disclosures and communications, including financial reporting; compliance with applicable laws, rules and regulations; prompt internal reporting of violations of the code; and accountability for adherence to the code. A copy of the Code of Ethics is available as an exhibit to our annual report on Form 10-K for the year ended March 28, 2004.  We will disclose any waivers or amendments to the Code of Ethics to our stockholders.

Director Independence

          The board believes that the interests of the stockholders are best served by having a substantial number of objective, independent representatives on the board. For this purpose, a director will be considered to be “independent” only if the board affirmatively determines that the director does not have any direct or indirect material relationship with Therma-Wave that may impair, or appear to impair, the director’s ability to make independent judgments.

          The board has recently evaluated all relationships between each director and Therma-Wave and has determined that all of our directors, other than Mr. Lipkin, who is our President and Chief Executive Officer, and other than Mr. Der Torossian, our Chairman of the Board, are independent.

Stockholder Communication with the Board

          Stockholders may communicate concerns to any director, board committee member or the entire board by writing to the following address:  Therma-Wave, Inc., 1250 Reliance Way, Fremont, California  94539, attention Corporate Secretary.  Please specify to whom your correspondence should be directed.  The Corporate Secretary will promptly forward all correspondence to the relevant director, committee member or the full board as indicated in the correspondence.

          We do not currently have a policy that requires all of our directors to attend our annual stockholder meeting.  Seven of our directors attended our 2004 annual meeting.

Committees of the Board

          Our board has three standing committees to assist it in its oversight responsibilities: the compensation committee, the audit committee and the nominating and corporate governance committee.

          Compensation Committee.  The compensation committee reviews, approves and recommends to the board the  amounts and types of compensation to be paid to our executive officers; reviews, approves and recommends to the board all bonus and equity compensation to be paid to other Therma-Wave employees; and administers our stock-based compensation plans.  Messrs. Aspnes, Baker, Hanley and Suh currently serve on our compensation committee.  Mr. Baker is the chairman of the committee.  The compensation committee is comprised entirely of directors who satisfy the standards of independence applicable to compensation committee members established under applicable law and Nasdaq listing requirements.    The compensation committee met five times during fiscal 2005.

          Audit Committee.  The audit committee assists the board in fulfilling its responsibilities to provide oversight with respect to Therma-Wave’s financial statements and reports and other disclosures provided to stockholders, our system of internal controls, the audit process and legal and ethical compliance.  Our audit committee reports to the board regarding our independent registered public accountants, the scope and results of our annual audits, compliance with our accounting and financial policies and management’s procedures and policies relative to the adequacy of our internal accounting controls.  The audit committee is responsible for the appointment, compensation and oversight of the company’s independent registered public accounting firm, and for the pre-approval of audit services and fees and permissible non-audit services and fees.  The independent registered public accounting firm reports directly to the audit committee.  The committee approves all related party transactions, and has the authority to engage independent counsel and other outside advisors.  The audit committee revised its charter on May 5, 2005 and a copy of this revised charter is attached as Appendix B.

          Messrs. Baker, D’Errico and Tomlinson are currently serving on our audit committee.  Mr. Tomlinson is the chairman of the committee.  The audit committee meets Nasdaq’s size, independence and experience requirements.  The board has determined that Mr. Tomlinson, the chairman of the audit committee, qualifies as a “financial expert” under the current rules of the SEC.   The audit committee met six times during fiscal 2005.

          Nominating and Corporate Governance Committee.  The nominating and corporate governance committee identifies, evaluates and recommends to the board of directors candidates for election to the board. The committee also develops and recommends appropriate corporate governance guidelines, recommends policies and standards for evaluating the overall effectiveness of the board in the governance of Therma-Wave and undertakes such other activities as may be delegated to it from time to time by the board.

          Messrs. Aspnes, Baker, D’Errico, Hanley, Suh and Tomlinson currently serve on our nominating and corporate governance committee.  Mr. D’Errico is the chairman of the committee, and Mr. Aspnes is the secretary.  The board has determined that each current member of the nominating and corporate governance committee meets the SEC’s and Nasdaq’s independence requirements.  This committee met three times during fiscal 2005.  A copy of the committee’s charter is attached as Appendix B to our proxy statement relating to our 2004 annual stockholders meeting.

Director Nomination Process

          Our nominating and corporate governance committee has the responsibility for identifying potential director nominees.  The committee is open to accepting recommendations from a variety of sources including stockholders, directors and employees of the company and outside search firms.  The three director nominees at this year’s annual meeting are current board members, and we paid no fees to any third parties in connection with identifying them.  The nominating and corporate governance committee may in the future engage the assistance of third parties to identify and evaluate potential director nominees, as it deems appropriate.

          The committee uses the same process for evaluating all candidates regardless of the source of the nomination.  The process for selecting director nominees entails making a preliminary assessment of each candidate based upon his or her resume and other biographical information, his or her willingness to serve and other background information.  If the director nominee is a current board member, the nominating and corporate governance committee also considers prior board performance and contributions.  The committee does not have a specific list of minimum qualifications it considers necessary to any candidate, but will evaluate each candidate on his or her own merits in light of the company’s needs at the time of the nomination.  Based upon this preliminary assessment, candidates who appear to be the best fit will be invited to participate in a series of interviews. At the conclusion of this process, if it is determined that the candidate will be a good fit, the nominating and corporate governance committee will recommend the candidate to the board for election.

          While the nominating and corporate governance committee is responsible for recommending candidates for election as directors at the annual meeting, stockholders also have an opportunity to nominate candidates for election to the board.  In general, any stockholder wishing to do so must send notice of the intent to make a nomination to the secretary of Therma-Wave at least 60 but not more than 90 days prior to the first anniversary of the date of the previous year’s annual meeting.  The notice must contain biographical information about the nominee as required by federal securities laws and regulations and also information identifying the stockholder making the nomination and any beneficial owners on whose behalf the nomination is made.  Further details about how a stockholder may nominate a person to serve on the board of directors can be found in our bylaws.  A stockholder wishing to nominate a candidate must also comply with the notice requirements described above under “Information About Annual Meeting and Voting--Submission of Stockholder Proposals.”

Director Compensation

          Mr. Der Torossian is an employee of the company and receives $200,000 a year for his services as Chairman of the Board.  In lieu of providing Mr. Der Torossian medical insurance benefits, the company reimburses him for the medical insurance premiums he pays.  This amount totaled $10,160 for the year.  Mr. Lipkin is also an employee of the company and received approximately $370,000 for his services in fiscal year 2005 as President, Chief Executive Officer and Director along with a bonus of approximately $50,000.

          All other directors receive $15,000 as annual compensation for their service.  Those independent directors who are chairpersons or secretaries of board committees receive an additional $2,500 per year.  In addition, our non-employee directors are compensated as follows for each board or committee meeting which they attend:

•	$2,500 for in-person attendance, and $1,500 for telephonic attendance, at each regularly scheduled board meeting;

•	$1,500 for in-person attendance, and $500 for telephonic attendance, at each special meeting of the board; and

•	$1,500 for in-person attendance, and $500 for telephonic attendance, at a board committee meeting if the committee meeting is not held on the same day as a board meeting.

          Our non-employee directors also generally receive an initial stock option grant of 20,000 shares and yearly grants of 10,000 shares.  Mr. Der Torossian received an initial stock option grant in 2003 of 400,000 shares and a stock option grant this year of 100,000 shares.   Mr. Lipkin received an initial stock option grant in 2003 of 500,000 shares and a stock option grant this year of 200,000 shares.  Our directors are also eligible to receive additional stock option grants as the board determines.  Directors are reimbursed for their out-of-pocket expenses incurred in connection with their services.

Compensation Committee Interlocks and Insider Participation

          The compensation committee is currently comprised of Messrs. Aspnes, Baker, Hanley and  Suh.  During our fiscal year ended April 3, 2005, no compensation committee member was a current or former officer or employee of the company or its subsidiaries.  No executive officer of the company served as a member of the compensation committee of, or as a director of, any company where an executive officer of that company is a member of our board of directors or compensation committee.  The members of the compensation committee thus do not have any compensation committee interlocks or insider participation, and there are no other interlocks or insider participation to report.

Director Participation

          The board held six meetings during fiscal 2005 which ended on April 3, 2005.  All board members participated in 75 percent or more of the aggregate of the total number of board meetings held during their periods of service in fiscal 2005 and the total number of board committee meetings on which they served during their periods of service in fiscal 2005.

Indemnification of Directors and Executive Officers

          Therma-Wave has agreed to provide indemnification for our board members and executive officers beyond the indemnification provided for in the Delaware General Corporation Law as provided for in our Amended and Restated Certificate of Incorporation and bylaws.

Related Party Transactions

          Mr. Aspnes is an owner and director of Aspnes Associates, Inc. We use Aspnes Associates, Inc. for consulting service on various engineering projects and paid $6,300 to Aspnes Associates, Inc. during fiscal 2005.

          Mr. D’Errico is Executive Vice President, Storage Components of LSI Logic Corporation.  Our revenues from sales to LSI Logic Corporation in fiscal 2005 were $433,000.

          Mr. Hanley is the former President of Novellus Systems, Inc. and is currently President Emeritus of Novellus.  Our revenues from sales to Novellus Systems, Inc. in fiscal 2005 were $524,000.

MANAGEMENT

Current Executive Officers

Name of Officer	Age	Positions Held

Papken S. Der Torossian Chairman of the Board	66	With Therma-Wave:
		•	Chairman of the Board and Director since 2003.

With Others:
		•	Chairman of the Board and Chief Executive Officer of Silicon Valley Group, Inc. from 1986 to 2001.

		•	Director of ParkerVision, Inc. and several privately-held companies.

Name of Officer	Age	Positions Held

Boris Lipkin President, Chief Executive Officer and Director	57	With Therma-Wave:
		•	President, Chief Executive Officer and Director since 2003.

With Others:
		•	Senior Vice President of ASML Holding, N.V. and President of the Track Division of ASML from 2000 to 2002.

		•	With Silicon Valley Group, Inc. from 1995 to 2000, most recently as Division President.

Ahmad Kermani Vice President, Customer Operations	50	With Therma-Wave:
		•	Vice President, Customer Operations since April 2005.

		•	Senior Director of Business Development from June 2004 to April 2005.

With Others:
		•	Vice President, Sales and Marketing with Applied Plasma Technology from 2002 to 2003.

		•	Director, Sales and Service with Novellus Systems, Inc. (formerly SpeedFam-IPEC, Inc.) from 2000 to 2002.

John Matthews Vice President of Operations	57	With Therma-Wave:
		•	Vice President of Operations since January 2005.

		•	Director of Product Reliability from March 2004 to January 2005.

With Others:
		•	Vice President and General Manager, Equipment Solutions Group at Metron Technology, Inc. from 2002 to 2003.

		•	Vice President, U.S. Engineering Operations at Adaptec, Inc. from 2000 to 2001.

Jon L. Opsal Senior Vice President, Chief Technology Officer	64	With Therma-Wave:
		•	Senior Vice President, Chief Technology Officer since 2000.

		•	Vice President, Research and Development from 1994 to 2000.

Name of Officer	Age	Positions Held

Joseph Passarello Senior Vice President, Chief Financial Officer and Assistant Secretary	44	With Therma-Wave:
		•	Senior Vice President, Chief Financial Officer and Assistant Secretary since July 2005.

		•	Vice President of Finance from May to July 2005

With Others:
		•	Vice President and Corporate Controller of JDS Uniphase Corporation from 2002 to 2005.

		•	Vice President of Finance, U.S. Operations of ASML, N.V. from 2001 to 2002.

		•	Vice President and Treasurer of Silicon Valley Group, Inc. from 1999 to 2001.

Noel Simmons Vice President, Human Resources and Facilities	57	With Therma-Wave:
		•	Vice President, Human Resources and Facilities since 2000.

Summary Compensation Table

          Executive officers of the company are appointed by and serve at the discretion of the board. The following table shows information concerning the compensation paid or accrued for the fiscal year ended April 3, 2005 for each of the named executive officers named below.

		Annual Compensation				Long-Term Compensation Awards

Name and Position	Fiscal Year	Salary	Bonus		Other Annual Compensation (1)	Securities Underlying Options	All Other Compensation

Boris Lipkin (2) President and Chief Executive Officer	2005 2004 2003	$370,577 320,000 40,769	$50,150 — —		$12,975 12,975 1,981	200,000 300,000 500,000		$1,475 — —	(3)
L. Ray Christie Senior Vice President, Chief Financial Officer and Secretary	2005 2004 2003	$214,615 187,308 176,289	$150 — —		$24,713 11,775 11,775	40,000 125,000 7,100		$183,182 — —	(3)
Jon L. Opsal Senior Vice President, Chief Technology Officer	2005 2004 2003	$248,943 229,321 221,744	$150 — —		$975 975 975	30,000 80,000 12,000		$50,505 5,700 4,900	(4) (5) (5)
Brian Renner (6) Senior Director of U.S. Sales	2005 2004	$187,250 3,365	$91,297	(7)	$6,975 288	65,000 50,000	$	— —
Ying Shiau (6) Vice President and General Manager, Asia Pacific Region	2005 2004	$217,308 165,385	$28,219 30,090	(8) (9)	$9,254 8,080	40,000 175,000	$	— —

(1)	Amount includes car allowances and amounts paid pursuant to the company’s cafeteria benefits plan.

(2)	Mr. Lipkin joined Therma-Wave in February 2003 as our President, Chief Executive Officer and Director.

(3)	Amounts paid out after termination of the company’s Executive Deferred Compensation Plan.

(4)	Includes $4,350 in invention award and $46,155 paid after termination of the company’s Executive Deferred Compensation Plan.

(5)	Cash paid as invention award.

(6)	Messrs. Renner and Shiau were hired during fiscal year 2004.

(7)	Includes sales commissions of $91,147.

(8)	Includes sales commissions of $28,069.

(9)	This amount is all attributable to sales commissions.

Option Grants in Last Fiscal Year

          The following table shows information regarding stock options granted by the company to the named executive officers during our last fiscal year:

	Number of Securities Underlying Options	% of Total Options Granted in Last Fiscal Year	Exercise Price Per Share (a)	Expiration Date (b)	Potential Realizable Value at Assumed Annual Rate of Stock Price Appreciation for Option Term

Name					5%	10%

Boris Lipkin	200,000	13.2%	$3.04	10/18/14	$990,368	$1,576,995
L. Ray Christie (c)	40,000	2.6%	$3.66	8/23/14	238,470	379,724
Jon Opsal	30,000	2.0%	$3.66	8/23/14	178,853	284,793
Brian Renner	50,000	3.3%	$3.90	5/27/14	317,634	505,780
	15,000	1.0%	$3.66	8/23/14	89,426	142,396
Ying Shiau (d)	25,000	1.6%	$3.90	7/7/05	158,817	252,890
	15,000	1.0%	$3.66	7/7/05	89,426	142,396

(a)	The exercise price was determined based upon the closing price of our stock on the day prior to the grant.

(b)	Options will generally expire on the earlier of 90 days after the date of termination of employment or the date indicated above.

(c)	Mr. Christie’s options will expire on July 8, 2006 due to his retirement from the company on July 8, 2005.

(d)	Mr. Shiau’s option will expire on July 7, 2005 because his employment with the company ended on April 8, 2005.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

          No options were exercised by any named executive during the company’s last fiscal year. The following table shows information for the named executives concerning options outstanding at the end of the last fiscal year:

	Number of Securities Underlying Unexercised Options at Fiscal Year End	Value of Unexercised In-the-Money Options at Fiscal Year-End ($)(a)

Name	Unexercisable/ Exercisable	Unexercisable/ Exercisable

Boris Lipkin	633,334/366,666	$241,980/$263,020
L. Ray Christie	118,370/176,730	$46,876/$43,124
Jon Opsal	84,042/195,613	$31,250/$28,750
Brian Renner	87,917/27,083	$0/$0
Ying Shiau	0/70,833	$0/$0

(a)	Based on the closing price of the common stock at April 1, 2005.

Employment Agreements of Named Executives

          We have employment agreements with Messrs. Lipkin and Christie.  However, Mr. Christie retired from the company effective July 8, 2005.  We have no current employment agreements with Messrs. Opsal, Renner or Shiau.  Mr. Shiau’s employment with the company ended in April 2005.

          Under their respective employment arrangements, the named executive officers currently receive:

•	An annual base salary subject to review by the board and our president or chief executive officer. Their base salaries as of May 1, 2005 were as follows:

Name	Base Salary

Boris Lipkin	$400,000
Jon Opsal	$254,592
Brian Renner	$190,000

•

An annual bonus based upon our achievement of operating targets and the attainment of individual goals by each named executive, each to be determined by the board and our president or chief executive officer on an annual basis;

•	Customary fringe benefits including automobile allowances, life insurance and a cafeteria benefits plan; and

•	Stock options as determined from time to time by our board of directors.

Due to a restructuring of our management in April 2005, Mr. Renner is no longer an executive officer of the company although he continues to be an employee.

          Certain of the stock option agreements with our named executive officers provide that in the event of a change of control, the executive may be entitled to immediate vesting of his otherwise unvested stock options.

          Mr. Lipkin’s Employment Agreement

          Mr. Lipkin’s employment agreement does not set an employment period ending date.  Nonetheless, his employment will automatically terminate upon his resignation, death or disability or termination for good reason (as defined in the agreement), or upon termination by Therma-Wave, with or without cause (as defined in the agreement).

          If Mr. Lipkin’s employment were terminated by us without cause or by him for good reason, he would be entitled to receive his then current base salary, a prorated portion of his bonus and fringe benefits for six months.  If Mr. Lipkin’s employment were terminated by us for cause or if he resigned without good reason, he would be entitled to receive his then current base salary through the date of termination.  If Mr. Lipkin became disabled, he would receive his then current base salary, a prorated portion of his bonus and fringe benefits for 12 months.   If Mr. Lipkin’s employment were terminated by us without cause or by him for good reason within 24 months following a change of control (as that term is defined in his agreement), he would be entitled to his base salary, bonus and fringe benefits for 12 months.  Any severance payments Mr. Lipkin would receive would be reduced by up to 50% of the amount of any compensation he receives from any other employment during the period he is receiving severance payments.

          Under his employment agreement, Mr. Lipkin has agreed not to compete with us during his employment period or to disclose any of our confidential information during his employment period or at any time thereafter.  In addition, he has agreed to:

•	not solicit any customer, supplier, licensee, licensor, franchisee or other business relation of ours while he is employed by us, during his severance period and for two years thereafter;

•	not solicit or hire any of our employees for a period of two years following the date of his termination; and

•	maintain the confidentiality of all of our trade secrets for two years following the end of his employment.

In addition, Mr. Lipkin has agreed to disclose to us any and all inventions he creates relating to our business conceived or learned by him during his employment with us and acknowledge that these inventions will be our property.

          Mr. Christie’s Employment Agreement

          Mr. Christie’s employment agreement entitled him to receive his base salary through the date of his retirement.  He is not entitled to any bonus for the portion of fiscal year 2006 during which he worked.  Through his employment agreement, Mr. Christie is bound not to disclose any of our confidential information even after his retirement.  In addition, he has also agreed not to:

•	solicit any customer, supplier, licensee, licensor, franchisee or other business relation of ours for two years after his retirement; and

•	solicit or hire any of our employees for a period of five years following the date of his retirement.

          As a result of Mr. Christie’s retirement, he has the opportunity to exercise all of his vested stock options within 12 months of his retirement.

Section 16(a) Beneficial Ownership Reporting Compliance

          Section 16(a) of the Securities Exchange Act of 1934 requires Therma-Wave’s directors, executive officers and greater-than-ten-percent stockholders to file reports with the SEC regarding changes in beneficial ownership of our common stock and to provide us with copies of the reports.  Based on our review of these reports and of certifications furnished to us, we believe that all of these reporting persons complied with the filing requirements for fiscal 2005.

PRINCIPAL STOCKHOLDERS

          The following table provides information with respect to the beneficial ownership of our common stock, as of June 17, 2005 by:

•	all owners of 5% or more of our common stock;

•	each of our directors or those nominated to be a director;

•	each of our named executive officers; and

•	all directors, named executives and other executive officers as a group.

          The table includes the number of shares and percentage ownership represented by the shares determined to be beneficially owned by a person under the rules of the Securities and Exchange Commission. The number of shares beneficially owned by a person includes shares of common stock that are subject to options held by that person that are currently exercisable or are exercisable within 60 days of June 17, 2005.

          These shares are deemed outstanding for the purpose of computing the percentage of outstanding shares owned by that person.  These shares are not deemed outstanding, however, for the purposes of computing the percentage ownership of any other person. As of June 17, 2005, there were 36,240,566 shares of common stock issued and outstanding.  Unless otherwise indicated, the address of each of the individuals listed below is c/o Therma-Wave, Inc., 1250 Reliance Way, Fremont, California  94539.

	Shares Beneficially Owned

Name	Number of Shares	Percentage of Ownership

Galleon Management, L.P. (1)	4,161,548	11.5%
Deephaven Capital Management LLC (2)	3,614,077	10.0%
Boris Lipkin, President, Chief Executive Officer and Director (3)	457,886	1.2%
L. Ray Christie, Vice President, Chief Financial Officer and Secretary (4)	227,283	*
Brian Renner, Senior Director of U.S. Sales (5)	33,328	*
Jon L. Opsal, Senior Vice President, Chief Technical Officer (6)	362,804	1.0%
Ying Shiau, Vice President and General Manager, Asia Pacific Region (7)	70,833	*
Papken Der Torossian, Chairman of the Board (8)	451,460	1.2%
David E. Aspnes, Director (9)	47,896	*
G. Leonard Baker, Jr., Director (10)	339,834	*
John D’Errico, Director (11)	39,062	*
Peter R. Hanley, Director (12)	6,666	*
Nam Pyo Suh, Director (13)	6,666	*
Lawrence Tomlinson, Director (14)	6,666	*

All Directors, Named Executives Officers and Other Executive Officers as a Group (16 persons)	2,188,178	6.0%

*	Less than one percent.

(1)

The information concerning shares owned has been derived from a Form 4 dated February 28, 2005 filed by Galleon Management, L.L.C.  The shares of common stock being reported as beneficially owned by Galleon Management are held through various affiliated entities.  The address of Galleon Management, L.P. is 135 East 57th Street, 16th Floor, New York, NY  10022.

(2)

The information concerning shares owned has been derived from a Schedule 13G dated October 29, 1004 and filed on June 24, 1005.  The address of Deephaven Capital Management LLC is 130 Cheshire Lane, Suite 120, Minnetonka, MN  55305.

(3)	The shares listed in the table include 443,737 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 17, 2005.

(4)	The shares listed in the table include 192,237 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 17, 2005.

(5)	The shares listed in the table include 31,249 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 17, 2005.

(6)	The shares listed in the table include 207,028 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 17, 2005.

(7)	The shares listed in the table can be acquired upon the exercise of outstanding options within 60 days following June 17, 2005.

(8)

Of these shares, 209,800 shares are held in a family trust of which Mr. Der Torossian is a trustee.  Mr. Der Torossian disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in the trust.  The other, 241,660 shares can be acquired upon the exercise of outstanding options within 60 days following June 17, 2005.

(9)	The shares listed in the table include 22,396 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 17, 2005.

(10)

Of these shares, 69,831 shares are held by a trust of which Mr. Baker is a trustee and 116,800 shares are held by a limited partnership of which Mr. Baker is a general partner.  Mr. Baker disclaims beneficial ownership in these shares except to the extent of his pecuniary interest in the trust and limited partnership, respectively.  Also, 21,907 of these shares are held in a retirement trust for the benefit of Mr. Baker and 2,396 of these shares reflect options that can be exercised within 60 days following June 17, 2005.

(11)	The shares listed in the table include 19,062 shares of common stock that can be acquired upon the exercise of outstanding options within 60 days following June 17, 2005.

(12)	The shares listed in the table can be acquired upon the exercise of outstanding options within 60 days following June 17, 2005.

(13)	The shares listed in the table can be acquired upon the exercise of outstanding options within 60 days following June 17, 2005.

(14)	The shares listed in the table can be acquired upon the exercise of outstanding options within 60 days following June 17, 2005.

INDEPENDENT PUBLIC ACCOUNTANTS

          PricewaterhouseCoopers LLP, who have been our independent registered public accounting firm for the past fiscal year, have again been selected by the audit committee to be Therma-Wave’s independent registered public accountants for fiscal year 2006.  We expect representatives of PricewaterhouseCoopers to attend the annual meeting and to be available to respond to questions.  They may also make a statement if they wish to do so.

          The following table sets forth the aggregate fees billed or to be billed by PricewaterhouseCoopers for the following services during fiscal years 2005 and 2004.

Category of Fees	2005	2004

Audit Fees	$919,039	$440,034
Audit-Related Fees	0	365,000
Tax Fees	0	7,391
All Other Fees	0	0

Total	$919,039	$812,425

          Audit Fees. Aggregate audit fees for fiscal years 2005 and 2004 were for professional services rendered for the audits of our consolidated financial statements and limited reviews of our unaudited condensed consolidated interim financial statements, issuance of consents and assistance with review of documents filed with the SEC, including filings related to the private placement of common stock that we completed in September 2003.  Audit fees for fiscal 2005 also included the audit of management’s report on the effectiveness of our internal control over financial reporting and the effectiveness of internal control, as required by Section 404 of the Sarbanes-Oxley Act of 2002.

          Audit-Related Fees. Audit-related fees for fiscal year 2004 included services related to our quarterly reports for fiscal year 2004 and advisory work for Section 404 of the Sarbanes-Oxley Act of 2002.

          Tax Fees. Aggregate tax fees for fiscal year 2004 were for services related to tax compliance, including the preparation of tax returns and claims for refunds, tax planning and tax advice, including assistance with tax audits, assistance with ex-patriot tax return calculations for employee compensation purposes, assistance with documentation and filing for certain tax credits and advice related to mergers and acquisitions.

          Our audit committee has considered the role of PricewaterhouseCoopers in providing non-audit services to Therma-Wave and has concluded that such services are compatible with PricewaterhouseCoopers’ independence as our independent registered public accounting firm.

          Our audit committee must pre-approve all non-audit services provided to us by our independent registered public accountants.  According to our revised audit committee charter, a copy of which is attached as Appendix B to his proxy statement, this pre-approval authority may be delegated to a single member of the audit committee and then reviewed by the entire audit committee at the committee’s next meeting.  Approvals of non-audit services will be publicly disclosed in our periodic reports filed with the SEC.  For fiscal 2005, all non-audit services were pre-approved by the audit committee.

COMPENSATION COMMITTEE REPORT
ON EXECUTIVE COMPENSATION

          Under the rules of the SEC, this compensation committee report is not deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filings with the SEC.

          The board’s compensation committee is currently comprised of Messrs. Aspnes, Baker, Hanley and Suh.  None of these compensation committee members is employed by Therma-Wave and each is an independent director under Nasdaq’s rules.

The compensation committee’s responsibilities include:

•	developing guidelines for and review of the compensation and performance of the company’s officers, including the chief executive officer;

•	adopting and changing the company’s compensation policies and practices and reporting its recommendations to the full board;

•	administering the company’s stock plans, including approval of all share authorizations and option grants; and

•	determining the parameters within which the company’s executives are compensated.

          In reviewing the company’s compensation programs, the compensation committee adheres to a compensation philosophy that focuses management on achieving financial and operating objectives which provide long-term stockholder value with the goal of aligning the interest of senior management with those of the company’s stockholders.  We consider the following key components to executive compensation:

•	base salary,	•	annual bonus,

•	long-term equity incentives, particularly stock options,	•	accumulated realized and unrealized stock option gains,

•	the dollar value to the executive and the cost to the company of all perquisites and other personal benefits, and	•	the actual and projected payout obligations under several potential severance and change-in-control scenarios.

          The committee has set forth below a discussion as to how the executive officers’ compensation was determined.  In making its recommendations to the full board concerning adjustments to compensation levels, the compensation committee considers the financial condition and operational performance of the company during the prior year and the progress that the executives helped the company make during the year.

          Base Salary.  In fiscal 2005, the base salary for each executive officer of the company was determined based on the expected level of responsibility of the executive officer and competitive market conditions in accordance with the officer’s employment agreement, if applicable.  The committee aims to set base salaries at levels that are competitive with those paid to senior executives with comparable qualifications, experience and responsibilities at other companies in our industry.  The committee believes this is necessary to attract and retain the executive talent required to form a stable management team to lead the company.  This is particularly true given the competitive environment for executive talent in Silicon Valley, where our headquarters are located.  Salaries are usually reviewed annually and in connection with promotions, and industry, peer group are considered in making salary determinations.

          The company established an Executive Deferred Compensation Plan in 2000 which was terminated during fiscal 2005.  As a result of the termination, several of our executives received large payments from the company which accounted for deferred compensation the executives had paid into the plan in previous years.  We did not consider these deferred compensation payments as compensation to the executives for fiscal year 2005 since the payments represented compensation that had been forgone by the executives in previous years.

          Annual Bonus.  Each executive officer of the company is eligible to earn a bonus based upon individual performance during the fiscal year and the company’s performance generally.  For fiscal year 2005, the compensation committee considered the achievement of each executive’s budget goals against the annual operating budget approved by the board for the fiscal year to determine each individual’s achievement in his area of oversight.  All employees company-wide received a one-time appreciation bonus of $150.  Other than this appreciation bonus, only our Chief Executive Officer received a bonus for fiscal 2005.  The compensation committee considered the company’s significant improvements in fiscal 2005 as the basis for Mr. Lipkin’s bonus even though the company did not meet the fiscal 2005 bonus targets.

          Long-Term Equity Incentives.  The committee believes that stock options directly link the compensation of executive officers with the appreciation realized by the company’s stockholders.  Stock options are viewed as a critical tool to attract and retain highly qualified executives, and are a major component of the compensation package, consistent with practices throughout the electronics and semiconductor industries.  The compensation committee has broad authority to award equity-based compensation arrangements to any eligible employee, consultant or advisor of the company.  Since the ultimate value of stock options bears a direct relationship to the market price of the common stock, the compensation committee believes that equity incentive awards are an effective method to encourage management to create value for the Therma-Wave’s stockholders.

          Under our 2000 Equity Incentive Plan, which is the only stock option plan under which options can currently be issued, options are granted at their fair market price and expire up to ten years after the date of grant.  Vesting generally occurs over a four-year period, however it may be accelerated in some circumstances following a change of control of the company.  We awarded stock options in varying amounts to all of our executives during fiscal 2005.

          Executives are also entitled to participate in the company’s 2000 Employee Stock Purchase Plan through which they can purchase the company’s stock at a 15% discount to its fair market value.  Each employee determines whether he or she will participate in this plan and, if so, to what extent.

          The Committee’s Conclusion.  Based on our consideration of all of the factors discussed above, we find that the Chief Executive Officer’s and the other executives’ total compensation (and, in the case of the severance and change-in-control scenarios, the potential payouts) in the aggregate to be reasonable and not excessive.  It should be noted that when the committee considers any component of the company’s executives’ total compensation, the aggregate amounts and mix of all the components, including accumulated (realized and unrealized) option gains are taken into consideration in the committee’s decision.

          CEO Compensation.  Boris Lipkin has served as President and Chief Executive Officer of Therma-Wave since early 2003.  The committee adheres to the same compensation principles described above and applied to all executives in determining Mr. Lipkin’s compensation.   Mr. Lipkin’s salary was set at $400,000 for the fiscal year ending April 3, 2005.  Mr. Lipkin’s employment agreement provides that he is eligible to receive a bonus of up to 50% of his base salary based on the company reaching certain targets set by the board.  Even though the company did not achieve the stated bonus targets for fiscal year 2005, Mr. Lipkin received a bonus of $50,000 in fiscal 2005 due to the substantial progress the company has made up to the date of the award under his leadership.

          The committee considered the difference between Mr. Lipkin’s compensation and the compensation of the company’s other executives in all of the areas of compensation listed above and determined that this difference was appropriate given Mr. Lipkin’s achievements.

          Limitation on Deductibility of Certain Compensation for Federal Income Tax Purposes. The Internal Revenue Code precludes the company from taking a deduction for compensation in excess of $1 million for certain executive officers.  Certain performance-based compensation is specifically excluded from the deduction limit.  The company’s policy is to qualify, to the extent reasonable, the compensation of executive officers for deductibility under applicable tax laws.  However, the committee believes that its primary responsibility is to provide a compensation program that will attract, retain and reward the executives who will further the company’s success, and that the loss of a tax deduction may be necessary in some circumstances.  The company’s incentive and stock option plans are nevertheless designed to qualify as performance based plans within the meaning of the Internal Revenue Code so as to preserve deductibility by the company of the compensation paid under them.

          The foregoing report has been approved by all members of the compensation committee.

G. Leonard Baker, Jr., Chairman
David Aspnes
Peter R. Hanley
Nam Pyo Suh

AUDIT COMMITTEE REPORT

          Under the rules of the SEC, this audit committee report is not deemed to be incorporated by reference by any general statement incorporating this proxy statement by reference into any filings with the SEC.

          The audit committee is responsible for the appointment, compensation and oversight of the company’s independent registered public accounting firm, and for the pre-approval of audit services and permissible non-audit services.  The independent registered public accounting firm reports directly to the audit committee.

          The audit committee has reviewed the relevant requirements of the Sarbanes-Oxley Act of 2002 and the related rules of the Securities and Exchange Commission and the Nasdaq National Market regarding audit committee composition, procedures and responsibilities.  Although the audit committee’s existing procedures and responsibilities generally complied with the requirements of these rules and standards, the board of directors has adopted amendments to the audit committee’s charter to implement certain of the rules and to make explicit its adherence to others.  A copy of the committee’s amended charter is attached to this proxy statement as Appendix B.

          Management is responsible for the financial reporting process, the preparation of consolidated financial statements in accordance with generally accepted accounting principles, the system of internal controls, and procedures used to ensure compliance with accounting standards and applicable laws and regulations. The independent auditors have the responsibility for the audit of the company’s financial statements and audit of management’s assessment of internal control over financial reporting and the effectiveness of internal control over financial reporting.  The audit committee’s responsibility is to monitor and review these processes and procedures; however, the members of the audit committee are not professionally engaged in the practice of accounting or auditing.  The audit committee relies, without independent verification, on the information provided to the committee and on the representations made by management and the independent registered public accounting firm that the financial statements have been prepared in conformity with generally accepted accounting principles.

          The audit committee reviewed and discussed the audited financial statements with management.  The audit committee also met with PricewaterhouseCoopers, with and without management present, to discuss the results of its independent audit and its evaluations of our internal controls. In addition, the audit committee reviewed and discussed the audited consolidated financial statements for fiscal year 2005 and held discussions with management and PricewaterhouseCoopers on the quality, not just the acceptability, of our accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The audit committee reviewed and discussed with management and PricewaterhouseCoopers management’s report on the company’s internal control over financial reporting and PricewaterhouseCoopers LLP’s attestation report on management’s assessment of the effectiveness of the company’s internal control over financial reporting.

          The audit committee has discussed with PricewaterhouseCoopers the matters required to be discussed by SAS 61 “Codification of Statements on Accounting Standards”, as amended by SAS 89 “Audit Adjustments”, and SAS 90 “Audit Committee Communications”, which includes, among other items, matters related to the conduct of the audit of our financial statements and other matters relating to the auditor’s judgments about the acceptability and the quality of the company’s accounting principles.

          PricewaterhouseCoopers has provided the audit committee with a formal written statement describing all relationships between the registered public accounting firm and the company that might bear on the registered public accounting firm’s independence consistent with Independence Standards Board Standard No. 1, “Independence Discussions with Audit Committees.”  The audit committee discussed with the registered public accounting firm any relationships that may have an impact on their objectivity and independence and satisfied itself as to the registered public accounting firm’s independence.  The audit committee also reviewed, among other things, the amount of fees paid to PricewaterhouseCoopers for audit and non-audit services and considered whether the provision of non-audit services by PricewaterhouseCoopers is compatible with maintaining PricewaterhouseCoopers’ independence.  PricewaterhouseCoopers did not provide any financial information systems design or implementation services to the company during the fiscal year ended April 3, 2005.

          Based on these reviews and discussions with management and PricewaterhouseCoopers, and subject to our role and responsibilities described above and in the revised Audit Committee Charter, the audit committee recommended to the board of directors that the audited financial statements should be included in the company’s Annual Report on Form 10-K for the year ended April 3, 2005 for filing with the Securities and Exchange Commission.

          The foregoing has been approved by all members of the audit committee.

Lawrence Tomlinson, Chairman
G. Leonard Baker, Jr.
John D’Errico

PERFORMANCE GRAPH

          The following graph shows the cumulative total stockholder return on our common stock since April 2, 2000 compared to the return of the Philadelphia Semiconductor Index and the Nasdaq National  Market Index. The graph assumes that the value of the investment in our common stock and each index was $100.00 on April 2, 2000.

	Therma-Wave, Inc.	Philadelphia Semiconductor Index	Nasdaq National Market (U.S.) Index

April 2, 2000	$100.00	$100.00	$100.00
March 30, 2001	$37.12	$46.12	$40.24
March 31, 2002	$42.47	$50.36	$40.35
March 28, 2003	$1.24	$26.23	$29.33
March 26, 2004	$10.79	$40.55	$42.86
April 1, 2005	$4.91	$34.79	$43.40

WHERE CAN I GET MORE INFORMATION?

          Therma-Wave files annual, quarterly and special reports, proxy statements and other information with the SEC.  Therma-Wave’s SEC filings are available to the public over the Internet at the SEC’s web site at http://www.sec.gov.  You may also read and copy any document Therma-Wave files with the SEC at its public reference facilities at 100 F Street, N.E., Room 1580, Washington, D.C. 20549.  Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

          Enclosed with this proxy statement is a copy of Therma-Wave’s annual report on Form 10-K for the fiscal year ended April 3, 2005, along with the accompanying financial statements and schedules. If you would like copies of any other recently filed documents, please contact Investor Relations, Therma-Wave, Inc. 1250 Reliance Way, Fremont, California 94539, (510) 668-2200.

KEEP YOUR ADDRESS CURRENT

          It is important that you keep our transfer agent, EquiServe Trust Company, N.A., informed of your current address.  EquiServe’s address is 250 Royall Street, Canton, Massachusetts 02021; telephone:  (816) 843-4299; www.equiserve.com.

APPENDIX A

Proposed Amendment to the 2000 Employee Stock Plan

          It is proposed that Section 13(a) of the 2000 Employee Stock Purchase Plan shall be restated in its entirety as follows:

13. Stock

          (a) Subject to adjustment as provided in Section 19, the maximum number of Shares which shall be made available for sale under the Plan shall be 3,500,000 Shares or such lesser number of Shares as is determined by the Board. If the Board determines that, on a given Purchase Date, the number of shares with respect to which options are to be exercised may exceed (i) the number of shares of Common Stock that were available for sale under the Plan on the Offering Date of the applicable Offering Period, or (ii) the number of shares available for sale under the Plan on such Purchase Date, the Board may in its sole discretion provide (x) that the company shall make a pro rata allocation of the Shares of Common Stock available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and continue all Offering Periods then in effect, or (y) that the company shall make a pro rata allocation of the shares available for purchase on such Offering Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all participants exercising options to purchase Common Stock on such Purchase Date, and terminate any or all Offering Periods then in effect pursuant to Section 20 below. The company may make pro rata allocation of the Shares available on the Offering Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the company’s stockholders subsequent to such Offering Date.

          Capitalized terms not defined herein have the meaning set forth in the 2000 Employee Stock Purchase Plan.

A-1

APPENDIX B

Therma-Wave, Inc.
Audit Committee Charter
(As Approved by the Audit Committee and Board on May 5, 2005)

          The Audit Committee is a committee of the Board of Directors (the “Board”).  Its primary function is to assist the Board of Therma-Wave, Inc., a Delaware corporation, (the “Company”) in fulfilling its oversight responsibilities.  The Audit Committee oversees the Company’s internal controls over accounting and financial reporting processes to assure they are effective and oversees the audit of the Company’s financial statements.

          While the Audit Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles (“GAAP”) and applicable rules and regulations.  These are the responsibilities of management and the independent registered accounting firm.

Charter of the Audit Committee

1.	To oversee that management has maintained the reliability and integrity of the accounting policies and financial reporting and disclosure practices of the Company;

2.

To oversee that management has established, documented, maintained and periodically re-evaluates its processes to assure that internal controls over financial reporting systems are functioning effectively within the Company; and

3.	To be responsible for the appointment, compensation, independence and oversight of the work of the Company’s outside independent, registered public accounting firm.

Membership of the Audit Committee

1.

The Audit Committee shall consist of at least three independent (as defined in Section 10(A)(m)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Nasdaq Marketplace Rule 4200) members of the Board who shall serve at the pleasure of the Board;

2.	Audit Committee members and the Audit Committee Chairman shall be designated by the full Board upon the recommendation of the Nominating and Governance Committee

3.	Members of the Audit Committee shall have a familiarity with basic finance and accounting practices and shall be able to read and understand financial statements; and

4.

The Board will endeavor to ensure that at least one member of the Audit Committee has employment experience in finance or accounting, requisite professional certification in accounting or any other comparable experience or background which results in the individual’s financial sophistication, including being or having been a chief executive officer, chief financial officer or other senior officer with financial oversight responsibilities.

5.

No member of the Board shall serve on the Audit Committee if they are deemed an affiliated person of the Company or any subsidiary of the Company, consistent with Section 10A(m) of the Exchange Act and Rule 10A-3 there under; and

6.	No member of the Board must have participated in the preparation of financial statements of the Company or any current subsidiary of the Company at any time during the past three years.

General Duties and Powers

1.

Hold at least four regular meetings per year and such special meetings as may be called by the Chairman of the Audit Committee or at the request of the independent registered public accounting firm or management, and include in such meetings members of management to provide information as needed.  The Audit Committee shall invite the independent registered public accounting firm to attend the meetings as deemed necessary by the Audit Committee.

2.

Meet with the independent registered public accounting firm, and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee, and resolve any disagreements between the parties.

3.	Provide independent, direct communication between the Board, management and the independent registered public accounting firm.

4.	Report to the Board following the meetings of the Audit Committee such recommendations as the Audit Committee deems appropriate.

5.	Maintain minutes or other records of meetings and activities of the Audit Committee.

Duties and Powers Related to the Company’s Relationship with the Independent Auditors

1.

Be responsible for the appointment (subject, if applicable, to shareholder ratification), compensation (which the Company shall pay), independence and oversight of the work of the Company’s independent registered public accounting firm;

2.	Review and approve the independent registered public accounting firms’ annual engagement letter;

3.	Have the independent registered public accounting firm report directly to the Audit Committee, and oversee audit partner rotation as required by law;

4.

Receive annually from the independent registered public accounting firm a formal written statement delineating all relationships between the independent registered public accounting firm and the Company, consistent with Independence Standards Board Standard 1;

5.

Actively engage in a dialogue regarding any disclosed relationship or services performed by the independent registered accounting firm that might impact the independent registered public accounting firms’ objectivity and independence and take, or recommend that the full Board take, appropriate action to oversee and satisfy itself annually of the independence of the independent registered accounting firm.

6.	Discuss the planning and staffing of the audit with the independent registered public accounting firm prior to the audit.

Independent Auditor Services Pre-Approval Policy

1.

Specifically review and pre-approve the engagement terms and fees of the following services provided by the independent registered public accounting firm to the Company and approve, if necessary, any changes in terms, conditions and fees related to the following:

(a)	all audit services;

(b)

all audit-related services such as assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent registered public accounting firm, so long as the Audit Committee believes that the provision of audit-related services does not impair the independence of the independent registered public accounting firm;

(c)

all tax services to the Company such as tax compliance, tax planning and tax advice so long as the Audit Committee believes that the provision of audit-related services does not impair the independence of the independent registered public accounting firm;

(d)

all other permissible non-audit services such as those permissible non-audit services that it believes are routine and recurring services that would not impair the independence of the independent registered public accounting firm;

The Audit Committee’s responsibility to approve the services listed above shall be subject to the de minimus exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act which are approved by the Audit Committee prior to the completion of the audit.  The term of any pre-approval shall be 12 months from the date of the pre-approval unless the Audit Committee specifically provides otherwise.

2.	Not approve the independent registered public accounting firm to conduct any non-audit services which are prohibited by the Securities and Exchange Commission’s rules and relevant guidance.

3.	Require from the independent registered public accounting firm detailed back-up documentation regarding the specific services to be provided prior to granting any pre-approval.

4.

If and when appropriate, form and delegate authority to subcommittees consisting of one or more members  the authority to grant pre-approvals of audit and permitted non-audit services, provided that decisions of such a subcommittee to grant pre-approvals shall be presented to the full Audit Committee at its next scheduled meeting.  The Audit Committee does not delegate its responsibilities to pre-approve services performed by the independent registered public accounting firm to management.

Duties and Powers Relating to the Company’s Internal Audit Procedures

1.	Review the adequacy of the Company’s systems of internal control;

2.

Obtain from the independent registered public accounting firm and management their recommendations regarding internal controls and other matters relating to the accounting procedures and the books and records of the Company and its subsidiaries and review the correction of controls deemed to be deficient;

3.	Review and approve the Company’s internal audit plans and reports, annual audit plans and budgets;

Duties and Powers Relating to the Company’s Financial Statements and Disclosure

1.

Confer with the independent registered public accounting firm and management concerning the scope of their examinations of the books and records of the Company and its subsidiaries; direct the attention of the independent registered public accounting firm to specific matters or areas deemed by the Audit Committee or management to be of special significance; and authorize the independent registered public accounting firm to perform such supplemental review or audits as the Audit Committee may deem desirable;

2.

Discuss with the independent registered public accounting firm their reports regarding (a) all critical accounting policies and practices used by the Company, (b) all material alternative accounting treatments within GAAP that have been discussed with management, including the ramifications of the use of the alternative treatments and the treatment preferred by the accounting firm, and (c) other material written communications between the accounting firm and management such as any management letter or schedule of “unadjusted differences;”

3.	Review with management and the independent registered public accounting firm significant risks and exposures, audit activities and significant audit findings;

4.

Discuss with the independent registered public accounting firm the matters required to be discussed by Statement on Auditing Standards No. 61 relating to the conduct of the audit, including any difficulties encountered in the course of the audit work, any restrictions on the scope of activities or access to requested information and any significant disagreements with management;

5.

Review and discuss with management and the independent registered public accounting firm the Company’s audited annual financial statements and the independent registered public accounting firms’ opinion rendered with respect to such financial statements, including reviewing the nature and extent of any significant changes in accounting principles or the application thereof, and recommend to the Board whether the audited financial statements should be included in the Company’s Form 10-K;

6.	Review and discuss with management and the independent registered public accounting firm the Company’s interim financial reports before they are filed on Form 10-Q;

7.

Review disclosures made to the Audit Committee by the Company’s CEO and CFO during their certification process for the Form 10-K and Form 10-Q about any significant deficiencies in the design or operation of internal controls over financial reporting or material weaknesses therein and any fraud involving management or other employees who have a significant role in the Company’s internal controls;

8.

Review the Company’s quarterly earnings releases and the Company’s annual fiscal year earnings release, including the use of “pro forma” or “adjusted” non-GAAP information as well as financial information and earnings guidance, before such releases are made public;

9.

Discuss with management and the independent registered public accounting firm any correspondence with regulators or governmental agencies and any published reports which raise material issues regarding the Company’s financial statements or accounting policies;

Duties and Powers Relating to Compliance Oversight

1.	Approve all transactions between the Company and any affiliate or related party;

2.

Obtain assurance from the independent registered public accounting firm that, in the course of their audit, the independent registered public accounting firm have not become aware that any illegal act has occurred at the Company;

3.	Conduct or authorize investigations into any matters within the Audit Committee’s scope of responsibilities;

4.	Establish procedures to receive, retain and treat complaints, including confidential, anonymous complaints, regarding accounting, internal accounting controls, or auditing matters;

5.

Engage independent legal, accounting or other outside advisors in circumstances where the Audit Committee determines that retaining outside advisors is in the best interests of the Company and its shareholders and determine the appropriate compensation for any advisors, which funding shall be paid by the Company; and

6.

Consider such other matters in relation to the financial affairs of the Company and its accounts, and in relation to any internal and external audit of the Company as the Audit Committee may, in its discretion, determine to be advisable.

DETACH HERE

PROXY

THERMA-WAVE, INC.

          ANNUAL MEETING OF THE STOCKHOLDERS TO BE HELD AUGUST 18, 2005

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

          The undersigned hereby constitutes and appoints Boris Lipkin and Joseph Passarello, and each or either of them, proxies of the undersigned (“Proxy Representatives”), with full power of substitution, to vote all of the shares of Therma-Wave, Inc., a Delaware corporation (the “Company”), which the undersigned may be entitled to vote at the Annual Meeting to be held at 1250 Reliance Way, Fremont, California 94539, August 18, 2005 at 11:00 a.m. (Pacific Daylight Saving Time) or at any adjournment or postponement thereof, as shown on the voting side of this card.

****************************************
SEE REVERSE SIDE	SEE REVERSE SIDE
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DETACH HERE IF YOU ARE RETURNING THE PROXY CARD BY MAIL

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE

This proxy will be voted as specified. If a choice is not specified, this proxy will be voted FOR the nominees for Class III directors and FOR Proposal 2.

1.	Election of Nominees for Directors listed hereon.

Nominee:          Class III Directors

(01)	Davie E. Aspnes
(02)	John D’Errico and
(03)	Papken S. Der Torossian

☐	FOR	☐	WITHHELD

☐

For all nominees listed hereon, except
vote withheld from the nominee(s) listed above.

2.          To approve an amendment to our 2000 Employee Stock Purchase Plan to increase the number of shares of common stock that may be issued under the plan by 1,000,000 shares from 2,500,000 shares (of which only approximately 300,000 shares are still available for issuance) to a total of 3,500,000 shares.

☐	FOR	☐	AGAINST	☐	ABSTAIN

In their discretion, the proxy representatives are authorized to vote upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT	☐
MAKR HERE IF YOU PLAN TO ATTEND THE MEETING	☐

This Proxy should be dated, signed by the stockholder exactly as the stockholder’s name appears hereon and returned promptly in the enclosed envelope.  Persons signing in a fiduciary capacity should so indicate.

Please sign exactly as name(s) appear hereon.  Joint owners should each sign.  When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.

Signature:	____________________________	Date:	________________
Signature:	____________________________	Date:	________________